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                                                                    EXHIBIT 99.1


          Danielson Holding Corporation and Covanta Energy Corporation
                Announce Release of Ratings by Standard & Poor's


CHICAGO, IL and FAIRFIELD, NJ -- June 2, 2004 -- Danielson Holding Corporation (Amex:DHC) and its subsidiary Covanta Energy Corporation today announced that Standard & Poor's issued a corporate credit rating as well as a rating for Covanta's 8.25% Senior Notes. The ratings are described in the attached press release issued by Standard & Poor's.

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance business through its subsidiaries. Danielson's charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson's common stock without its prior consent.

Danielson recently acquired Covanta Energy Corporation, an internationally recognized owner and operator of power generation projects. Covanta's waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. Covanta also operates water and wastewater treatment facilities.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan", "believe", "expect", "anticipate", "intend", "estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson's Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson or Covanta. The forward-looking statements contained in this press release are made only as of the date

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hereof and Danielson does not have and has not undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Doreen Lubeck
Danielson Holding Corporation
(312) 466-4030

FOR COVANTA ENERGY CORPORATION
Louis M. Walters
Covanta Energy Corporation
973 882 7260





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Covanta Energy Corp. Assigned `B' Corporate Credit and Senior Note Ratings


Publication date:        02-Jun-2004
Credit Analyst:          Scott Taylor, New York (1) 212-438-2057

NEW YORK (Standard & Poor's) June 2, 2004--Standard & Poor's Ratings Services assigned its `B' corporate credit rating to Covanta Energy Corp. (Covanta) and its `B' rating to Covanta's $230 million senior notes due 2011. The outlook is stable.

The rating reflects Covanta's credit risks including its highly leveraged capital structure upon emergence from bankruptcy in March 2004, its reliance on net operating loss carryforwards of parent company Danielson Holding Corp. (DHC) for substantial tax benefits that reduce expected cash tax expenses, recontracting risk on its facilities that begins in 2007, and project-level leverage of $840 million that must be serviced prior to distributions to Covanta.

"Covanta's credit risks are somewhat mitigated by the generally stable and predictable nature of Covanta's project cash flow, a strong history of operations at Covanta's facilities, and available cash amounting to over one year of interest expense," said credit analyst Scott Taylor.

Covanta is the largest domestic operator of waste-to-energy facilities, operating 25 facilities in 15 states. It also owns small independent power producer (both domestic and international) and water businesses, which provide minimal cash flow. It is wholly owned by Chicago, Ill.-based DHC, which purchased substantially all of Covanta's equity for $30 million. The acquisition was consummated partially so Covanta could take advantage of over $500 million in net operating loss (NOL) carryforwards at DHC. The rating reflects the risk that Covanta has not obtained an IRS or tax-counsel opinion on the validity of the NOLs, and that if the NOLs were to be disallowed, Covanta could realize substantial cash tax expense because of its expectation of generating $45 million to $55 million in taxable income per year over the next five years. Because company projections show a slight cash shortfall in 2005 and only modest (i.e., less than $10 million) cash surpluses in other years, if the NOLs were to be disallowed, it could impair Covanta's ability to service debt.

Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's Web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's public Web site at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Find Ratings, then Credit Ratings Search.